EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT


                                                           State or jurisdiction
Subsidiary                                                 in which incorporated
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LaserSight Technologies, Inc. . . . . . . . . .. . . .             Delaware

LaserSight Patents, Inc. . . . . . . . . . . . . . . .             Delaware

MRF, Inc. (d/b/a The Farris Group) . . . . . . . . . .             Missouri

Photomed Acquisition, Inc.   . . . . . . . . . . . . .             Delaware

LaserSight Centers Incorporated  . . . . . . . . . . .             Delaware

LS Export, Ltd.  . . . . . . . . . . . . . . . . . . .       U.S. Virgin Islands

LST Laser, S.A.  . . . . . . . . . . . . . . . . . . .            Costa Rica

LaserSight Europe GmbH . . . . . . . . . . . . . . . .             Germany

LS Japan Company, Limited (Not active) . . . . . . . .             Japan